                              EMPLOYMENT AGREEMENT

This Agreement, effective as of October 13, 1999, is made by and between William W. McGuire, M.D. ("Executive") and United HealthCare Corporation, ("UnitedHealth Group" or the "Company") for the purpose of setting forth the terms and conditions of Executive's employment by UnitedHealth Group and to protect UnitedHealth Group's knowledge, expertise, customer and provider relationships, and the confidential information UnitedHealth Group has developed about its customers, providers, products, operations, and services. As of the Effective Date (as defined in Section 3(a)), this Agreement supersedes that certain Employment Agreement, effective as of January 1, 1996, and any prior similar agreement or agreements between Executive and UnitedHealth Group or any of UnitedHealth Group's subsidiaries or affiliates.

1. EMPLOYMENT. UnitedHealth Group hereby employs Executive to serve as its Chief Executive Officer. Executive shall, during the term of his employment hereunder and subject to the supervision and control of the Board of Directors of UnitedHealth Group (the "Board of Directors"), perform such duties, have such power, and exercise such supervision and control with regard to the business of UnitedHealth Group as are commonly associated with or appropriate to the office of Chief Executive Officer, including, but not limited to, the day-to-day general management, supervision and control of all businesses and operations of UnitedHealth Group and its subsidiaries. In furtherance thereof, Executive shall report to the Board of Directors, and all other senior executives of UnitedHealth Group and its subsidiaries shall report to Executive or as Executive may direct. In addition, Executive shall perform such other duties of a senior executive nature as the Board of Directors and Executive from time to time determine to be mutually acceptable. Executive accepts such employment on the terms and conditions set forth in this Agreement and, except as specifically superseded by this Agreement, subject to all of UnitedHealth Group's policies and procedures, as changed from time-to-time, in regard to its employees generally. During the period of his employment, the Board of Directors shall nominate Executive as a director for election by the stockholders of UnitedHealth Group to the Board of Directors and the Board of Directors shall elect Executive as Chairman of the Board of Directors.

2.  COMPENSATION.

         (a) BASE SALARY. Executive shall initially be paid a minimum base annual salary in the amount of $1,600,000 payable bi-weekly. From time-to-time the Board of Directors shall review Executive's performance and shall consider increasing Executive's compensation. Effective on each succeeding January 1 during the term of this Agreement, Executive's then-current minimum base annual salary shall be increased by a minimum of $100,000.

         (b) ANNUAL STOCK OPTIONS. Executive shall receive each calendar year during the Initial Term of this Agreement (as defined in Section 3(a)) and each calendar year during any extension of the Initial Term in accordance with this

              Agreement, nonqualified options to purchase a minimum of 325,000 shares of UnitedHealth Group's Common Stock (the "Annual Options"). The Annual Options shall be granted on such date or dates as Executive requests by oral notification to the Chair of the Compensation and Human Resources Committee (with such notification confirmed promptly in writing). To the extent Executive has not otherwise requested the issuance of Annual Options representing the right to purchase 325,000 shares in any year, Annual Options representing such amount shall be issued as of the last business day of such year. The exercise price for the Annual Options shall be the closing price for UnitedHealth Group Common Stock on the date of issuance. Each Annual Option issued pursuant to this Section 2(b) shall vest over a period of four years at the rate of 25 percent per year on January 1 of each year following the grant of such option, subject to earlier vesting as otherwise provided in Section 3 of this Agreement. Each Annual Option shall be subject to the terms and conditions of UnitedHealth Group's Amended and Restated 1991 Stock and Incentive Plan, or any substitute or similar successor plan
              (the "Stock Plan"). Notwithstanding the foregoing provisions of this Section 2(b), Executive shall be eligible to receive additional awards of nonqualified options, as determined by the Board of Directors, in accordance with the normal practices of UnitedHealth Group for successful performance.

         (c) SPECIAL STOCK OPTION GRANT. In addition to the Annual Options contemplated by Section 2(b), Executive shall also receive an option (the "Special Option") to purchase 1,000,000 shares of UnitedHealth Group Common Stock. The Special Option shall be substantially in the form of Exhibit 2(c) and shall be subject to the terms and conditions of the Stock Plan. The exercise price of the Special Option shall be $40.125 per share subject to adjustment as provided in the Stock Plan. The Special Option will expire on the tenth anniversary of its issuance. The Special Option will become exercisable on the ninth anniversary of its issuance, subject to acceleration upon the occurrence of certain performance events as specified in the Special Option.

         (d) BONUS AND STOCK PLANS. Executive shall be eligible to participate in UnitedHealth Group's incentive bonus and other bonus plans and shall be eligible to receive grants or awards pursuant to UnitedHealth Group's stock option and incentive plans, all in accordance with the terms and conditions of those plans and on a basis consistent with that customarily provided for senior officers at the highest level of UnitedHealth Group. For purposes of the Company's Management Leadership Results Plan or any substitute or similar successor plan, Executive's target incentive awards shall be equal to 150% of Executive's then current base annual salary.

         (e) SPECIAL BONUS. In recognition of Executive's strategic accomplishments over the past several years, including Executive's leadership in implementing the Company's realignment, in making successful startup investments in the health care field, in augmenting UnitedHealth Group's senior executive management and creating leadership succession, Executive shall be entitled to receive a special one-time bonus in the amount of $2,600,000 (the "Special Bonus"). The Special Bonus shall be paid in cash or UnitedHealth Group Common Stock, as Executive elects, upon reasonable notice to the Company. If Executive elects to be paid in Common Stock, the shares shall be valued at their closing price on the date of payment. The Special Bonus shall be paid on January 4, 2000, subject only to Executive's continued employment as of such date.

         (f) EMPLOYEE BENEFITS. Executive shall be eligible to participate in UnitedHealth Group's other employee benefit plans, including without limitation, any life, health, dental, short-term and long-term disability insurance coverage and any retirement or savings plans, in accordance with the terms and conditions of those plans and on a basis consistent with that customarily provided for senior officers at the highest level of UnitedHealth Group. Executive shall also receive other benefits consistent with his office and position, which benefits shall include, without limitation, an allowance to be determined periodically by the Chair of the Compensation and Human Resources Committee, on behalf of the Committee, and acceptable to Executive, for security considerations (such as home and personal security) and for tax and financial planning expenses. Executive may utilize any UnitedHealth Group aircraft for Executive's personal business up to such amount as represents an income tax benefit to the Executive of not more than 10% of Executive's then current base salary pursuant to Section 2(a). Executive shall be responsible for the payment of all income taxes payable by Executive as a result of the personal use of UnitedHealth Group aircraft.

         (g) SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN. UnitedHealth Group shall provide Executive a supplemental retirement benefit (the "Supplemental Employee Retirement Plan") in an amount equal to the following percentages of his average Cash Compensation (as defined in Section 5(a)) for the three calendar years immediately preceding termination of employment hereunder:


                       AGE               PERCENTAGE
                       ---               ----------
                       52                   47.5
                       53                   50.0
                       54                   52.5
                       55                   55.0
                       56                   56.0
                       57                   57.0


                                        3


                       58                   58.0
                       59                   59.0
                       60                   60.0
                       61                   61.0
                       62                   62.0
                       63                   63.0
                       64                   64.0
                       65                   65.0


              Executive will be 100 percent vested in such benefit as of January 1, 1999. The supplemental benefit shall be paid as a joint and survivor annuity, and Executive's Spouse (as hereinafter defined) shall be entitled to a benefit, at no cost to Executive, equal to 50 percent of the benefit payable to Executive upon termination of this Agreement. Provided, however, if Executive dies while actively employed, his Spouse shall receive a survivor annuity as if Executive had terminated this Agreement the day before his death. Executive shall have the option to convert such annuity to a lump sum payment or such other actuarial equivalent optional form of payment if Executive makes an irrevocable election at least one year prior to termination of this Agreement or if less than one year prior to termination of this Agreement if such election is agreeable to UnitedHealth Group in its sole discretion. The actuarial equivalent value of any optional form of benefit shall be determined on the basis of an interest rate of 4% per annum and such other actuarial assumptions as are reasonable and agreeable to the Executive and UnitedHealth Group. The supplemental benefit shall be payable in accordance with Section 3 or as the parties otherwise agree. For purposes of this section, "Spouse" means the person to whom Executive was legally married on the date of Executive's death. If the age difference between Executive and Spouse exceeds five years, the benefit payable to the Spouse shall be actuarially determined as if the age difference between Executive and Spouse were five years.

         (h) VACATION AND ILLNESS. Executive shall be entitled to paid vacation and sick leave benefits each year in accordance with UnitedHealth Group's then-current policies and on a basis consistent with that customarily provided for senior officers at the highest level of UnitedHealth Group.

         (i) ADDITIONAL INSURANCE. In addition to any other insurance to which Executive is entitled to under Section 2(f), UnitedHealth Group shall provide and pay for, and Executive shall own, a term life insurance policy on Executive in an amount equal to $5,500,000, which policy shall include an option for Executive to purchase, at Executive's expense, additional term life insurance on Executive in an amount equal to $3,200,000, and an individual supplemental long term "own occupation" disability insurance policy, which may be self-insured by UnitedHealth Group, providing for monthly disability income payments to Executive equal to his then-applicable monthly pro rata annual base salary reduced by any monthly payments to Executive under other individual or group disability income plans or policies provided and paid for by UnitedHealth Group. The monthly disability income payments to Executive shall begin at such time as Executive becomes Permanently Disabled as defined in Section 5(a) and shall continue until Executive ceases to be disabled, until five years have elapsed, or until Executive reaches age 65. UnitedHealth Group shall compensate Executive on an after-tax basis for any additional income taxes payable by Executive as a result of UnitedHealth Group's payment of premiums with respect to the insurance policies described in this subsection.

3.       TERM AND TERMINATION.

         (A) TERM. The term of this Agreement shall begin effective as of October 13, 1999 (the "Effective Date") and shall continue in full force and effect until the fifth anniversary of the Effective Date (the "Initial Term"), unless and until terminated as set forth below. The term of this Agreement shall be automatically extended for an additional one-year period at the end of each year of the Initial Term and of each year thereafter, unless and until terminated as set forth below, unless either party shall have delivered a written notice to the other party of its intention not to renew this Agreement at least 120 days prior to October 13 of any such year.

         (B)  TERMINATION OF AGREEMENT.

                  (i) This Agreement may be terminated at any time by the mutual written agreement of the parties.

                  (ii) This Agreement and Executive's employment may be terminated by UnitedHealth Group for any reason and at any time upon 30 days' prior written notice to Executive.

                  (iii) Executive may resign his employment and terminate this Agreement without Good Reason (as defined in Section 5(a)) by 30 days' prior written notice to UnitedHealth Group.

                  (iv) This Agreement shall automatically terminate upon the death or Permanent Disability (as defined in Section 5(a)) of Executive.

                  (v) This Agreement may be terminated by UnitedHealth Group for Cause immediately upon written notice to Executive.

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

                  (vi) This Agreement and Executive's employment may be terminated by Executive for Good Reason (as defined in Section 5(a)) upon 30 days' prior written notice from Executive to UnitedHealth Group, specifying such Good Reason; provided that such notice is given within 120 days after the initial occurrence of such Good Reason, and provided further that the events giving rise to Good Reason shall not have been remedied as of the date of such notice.

         (c) TERMINATION OF EMPLOYMENT BY UNITEDHEALTH GROUP FOR CAUSE. If Executive's employment with UnitedHealth Group is terminated by UnitedHealth Group under Section 3(b)(v) for Cause prior to the end of the term of this Agreement then upon termination of the Executive's employment:

                  (i) All cash compensation payable to Executive shall cease as of the date of termination.

                  (ii) Executive shall be entitled to begin receiving payments under the Supplemental Employee Retirement Plan described in Section 2(g) as of the date of termination.

                  (iii) Executive's participation in the health care coverage, life insurance, or other employee benefit plans of UnitedHealth Group shall terminate in accordance with applicable law and those plans' terms and conditions. Executive shall receive any benefits payable under Section 2(f) of this Agreement within sixty days of such termination.

                  (iv) Any stock options or grants awarded Executive under any of UnitedHealth Group's stock option or grant or similar stock plans shall expire and cease to be exercisable at the end of ninety days from the effective date of such termination.

                  (v) All accrued and unpaid vacation to the date of termination shall be paid to the Executive.

         (d) TERMINATION OF EMPLOYMENT BY UNITEDHEALTH GROUP WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON. If Executive's employment with UnitedHealth Group is terminated by UnitedHealth Group under
              Section 3(b)(ii) without Cause prior to the end of the term of this Agreement or Executive's employment with UnitedHealth Group is terminated by Executive under Section 3(b)(vi) prior to the end of the term of this Agreement then upon termination of the Executive's employment:

                  (i) For a period of thirty-six months following the effective date of the termination of employment, Executive shall receive biweekly payments equal to 1/26 of Executive's annualized Cash Compensation. In the event of any anticipated tax law change during the payment period that would increase Executive's taxes on such income, Executive may elect to take and receive his remaining compensation under this Section 3(d)(i), discounted at an interest rate of 4% per annum to the present value thereof, in a single lump sum payable within thirty days after written request therefor setting forth such anticipated tax law change.

                  (ii) The percentage of Cash Compensation paid pursuant to the Supplemental Employee Retirement Plan contemplated by Section 2(g) shall be determined as of, and payments under such plan shall commence on, the third anniversary of the termination date as if Executive had been continuously employed by UnitedHealth Group through such third anniversary.

                  (iii) Executive shall be entitled to continue participation in the health care coverage as provided in Section 3(j) below and in all other life insurance or other employee benefit plans of UnitedHealth Group established under Section 2(f) of this Agreement. UnitedHealth Group shall for a period of thirty-six months following the effective date of the termination (A) continue to pay disability coverage premiums or provide disability coverage on a self-funded basis for Executive and his dependents with UnitedHealth Group and Executive sharing the costs associated with such coverage as if Executive were still actively employed by UnitedHealth Group, and (B) maintain and pay the premiums with respect to the additional insurance policies provided for in
                           Section 2(i). Executive shall continue to receive health care coverage as provided in Section 3(j) of this Agreement. If Executive cannot be covered under any of UnitedHealth Group's group plans or policies, UnitedHealth Group shall reimburse Executive for his full cost of obtaining comparable alternative group or individual coverage elsewhere, less any contribution that Executive would have been required to make under UnitedHealth Group's group plans or policies. Executive shall receive any benefits payable under Section 2(f) of this Agreement within sixty days of such termination.

                  (iv) Any vesting requirements or other conditions that an employee or participant complete a longer period of service or employment as shall otherwise theretofore pertain to any of Executive's rights or benefits under outstanding options (excluding the Special Option granted pursuant to Section 2(c) or other similar option that specifies it will not vest in this particular instance) or any bonus, incentive compensation, deferred compensation, stock grant, restricted stock, or similar plans, from time to time implemented by UnitedHealth Group or its successor or assign, shall automatically terminate and be of no further force or effect. All such rights and benefits shall continue to be deemed to be fully vested and, as the case may be, subject to accrual, payment or exercise in full, or transfer (unless expressly non-transferrable) without regard to such restrictions. Stock options or grants awarded Executive under any of UnitedHealth Group's stock option or grant or similar stock plans (including the Special Option granted pursuant to Section 2(c)) to the extent vested shall continue to be exercisable in accordance with their terms for a period of up to seventy-two months after termination of Executive's employment subject to earlier termination upon expiration of the option or grant in accordance with the terms of such option or grant.

                  (v) UnitedHealth Group shall provide Executive with office, secretarial, and administrative support reasonably customary for executives comparable to Executive for a period of thirty-six months following termination of employment.

                  (vi) All accrued and unpaid vacation to the date of termination shall be paid to the Executive.

                  (vii) In the event the payments, the acceleration of vesting of stock options or the provision of any other benefits under this Agreement are "parachute payments" within the meaning of, and the regulations, rulings and procedures under, Sections 280G and 4999 of the Internal Revenue Code of 1986, as the same from time to time may be amended (the "Code"), or other related or successor sections and provisions of the Code at any time applicable thereto, and become subject to excise taxes under Section 4999 of the Code, UnitedHealth Group will pay Executive the amount of such excise taxes plus all federal, state, and local taxes applicable to UnitedHealth Group's payment of such excise taxes, including any additional excise taxes due under Section 4999 of the Code with respect to payments made pursuant to this
                           Section 3(d)(vii). All determinations required by this Section 3(d), upon termination of Executive's employment and at UnitedHealth Group's sole expense, shall forthwith be made by UnitedHealth Group's regularly engaged independent public accounting firm. In determining the amount of excise tax which would be payable by Executive pursuant to Section 4999 of the Code, such accounting firm shall take into consideration and apply all non-includible, excludable and exempt amounts of compensation in accordance with Section 280G of the Code. The parties shall cooperate fully by promptly providing such accounting firm all information required to complete such determinations. Such determinations shall be set forth in a written statement and analysis thereof issued by such accounting firm which shall be promptly finished to and shall be binding upon the parties. In the event Executive is subject to any audit with respect to the amount of such excise taxes, Executive and UnitedHealth Group will mutually cooperate in contesting such audit; provided that UnitedHealth Group will pay the cost of such contest and will reimburse Executive on an after tax basis for any additional excise taxes payable as a result of such audit and for any income taxable to Executive as a result of UnitedHealth Group paying the cost of such audit and any additional excise taxes. In the event any such audit results in a refund of excise taxes paid, Executive will turn over the refund to UnitedHealth Group less any income taxes incurred by Executive in respect of the receipt of the refund.

         (e) TERMINATION OF EMPLOYMENT BY EXECUTIVE FOLLOWING A CHANGE IN CONTROL. If a Change in Control of UnitedHealth Group occurs and either (y) within a period following such Change in Control of six months (or such lesser period of time as is acceptable to the Company or its successor) and twelve months Executive terminates employment under Section 3(b), or (z) at anytime after a Change of Control, Executive's employment with UnitedHealth Group is terminated by UnitedHealth Group under Section 3(b)(ii) without Cause prior to the end of the term of this Agreement or by Executive for Good Reason under Section 3(b)(vi) prior to the end of the term of this Agreement, then upon termination of Executive's employment:

                  (i) For a period of thirty-six months following the effective date of the termination of employment Executive shall receive biweekly payments equal to 1/26 of Executive's annualized Cash Compensation. In the event of any anticipated tax law change during the payment period that would increase Executive's taxes on such income, Executive may elect to take and receive his remaining compensation under this Section 3(e)(i), discounted at an interest rate of 4% per annum to the present value thereof, in a single lump sum payable within thirty days after written request therefor setting forth such anticipated tax law change.

                  (ii) The percentage of Cash Compensation paid pursuant to the Supplemental Employee Retirement Plan contemplated by Section 2(g) shall be determined as of, and payments under such plan shall commence on, the third anniversary of the termination date as if Executive had been continuously employed by UnitedHealth Group through such third anniversary.

                  (iii) Executive shall be entitled to continue participation in the health care coverage as provided in Section 3(j) below and in all other life insurance or other employee benefit plans of UnitedHealth Group established under Section 2(f) of this Agreement to the extent permitted by applicable law and the terms and conditions of those plans. UnitedHealth Group shall for a period of thirty-six months following the effective date of the termination (A) continue to pay disability coverage premiums or provide disability coverage on a self-funded basis for Executive and his dependents with UnitedHealth Group and Executive sharing the costs associated with such coverage as if Executive were still actively employed by UnitedHealth Group, and (B) maintain and pay the premiums with respect to the additional insurance policies provided for in Section 2(i). Executive shall continue to receive health care coverage as provided in Section 3(j) of this Agreement. If Executive cannot be covered under any of UnitedHealth Group's group plans or policies, UnitedHealth Group shall reimburse Executive for his full cost of obtaining comparable alternative group or individual coverage elsewhere, less any contribution that Executive would have been required to make under UnitedHealth Group's group plans or policies. Executive shall receive any benefits payable under
                           Section 2(f) of this Agreement within sixty (60) days of such termination.

                  (iv) Any vesting requirements or other conditions that an employee or participant complete a longer period of service or employment as shall otherwise theretofore pertain to any of Executive's rights or benefits under all outstanding options (excluding the Special Option granted pursuant to Section 2(c) which shall already have been fully vested and exercisable upon the Change of Control in accordance with its terms) shall automatically terminate and be of no further force or effect. All such rights and benefits shall continue to be deemed to be fully vested and, as the case may be, subject to accrual, payment or exercise in full, or transfer (unless expressly non-transferable) without regard to such restrictions. The options and any other grants awarded Executive under any of UnitedHealth Group's stock option or grant or similar stock plans, including the Special Option, shall continue to be exercisable in accordance with their terms for a period of up to seventy-two months after termination of Executive's employment subject to earlier termination upon expiration of the option or grant in accordance with the terms of such option or grant.

                  (v) UnitedHealth Group shall pay a reasonable amount for outplacement and job search services for Executive by a firm selected by Executive and reasonably acceptable to UnitedHealth Group.

                  (vi) UnitedHealth Group shall provide Executive with office, secretarial, and administrative support reasonably customary for executives comparable to Executive and shall provide Executive with use of Company aircraft for personal business to the same extent Executive could so use such aircraft for personal business prior to termination, all for a period of thirty-six months following termination of employment.

                  (vii) All accrued and unpaid vacation to the date of termination shall be paid to Executive.

                  (viii) In the event the payments, the acceleration of vesting of stock options or the provision of any other benefits under this Agreement or the Special Option are "parachute payments" within the meaning of, and the regulations, rulings and procedures under, Sections 280G and 4999 of the Code or other related or successor sections and provisions of the Code at any time applicable thereto, and become subject to excise taxes under Section 4999 of the Code, UnitedHealth Group will pay Executive the amount of such excise taxes plus all federal, state, and local taxes applicable to UnitedHealth Group's payment of such excise taxes, including any additional excise taxes due under Section 4999 of the Code with respect to payments made pursuant to this
                           Section 3(e)(viii). All determinations required by this Section 3(e), upon termination of Executive's employment and at UnitedHealth Group's sole expense, shall forthwith be made by UnitedHealth Group's regularly engaged independent public accounting firm. In determining the amount of excise tax which would be payable by Executive pursuant to Section 4999 of the Code, such accounting firm shall take into consideration and apply all non-includible, excludable and exempt amounts of compensation in accordance with Section 280G of the Code. The parties shall cooperate fully by promptly providing such accounting firm all information required to complete such determinations. Such determinations shall be set forth in a written statement and analysis thereof issued by such accounting firm which shall be promptly furnished to and shall be binding upon the parties. In the event Executive is subject to any audit with respect to the amount of such excise taxes, Executive and UnitedHealth Group will mutually cooperate in contesting such audit; provided that UnitedHealth Group will pay the cost of such contest and will reimburse Executive on an after tax basis for any additional excise taxes payable as a result of such audit and for any income taxable to Executive as a result of UnitedHealth Group paying the cost of such audit and any additional excise taxes. In the event any such audit results in a refund of excise taxes paid, Executive will turn over the refund to UnitedHealth Group less any income taxes incurred by Executive in respect of the receipt of the refund.

         (f) TERMINATION OF EMPLOYMENT BY EXECUTIVE UPON RETIREMENT. If Executive terminates employment under Section 3(b)(iii) without Good Reason prior to the end of the term of this Agreement, and at the time of termination the Board of Directors of UnitedHealth Group or its Compensation and Human Resources Committee determines that such termination by Executive constitutes a retirement in good standing, then upon the termination of Executive's employment:

                  (i) Unless the Board of Directors of UnitedHealth Group or its Compensation and Human Resources Committee otherwise determine, all cash compensation payable to Executive shall cease as of the date of termination.

                  (ii) Unless the Board of Directors of UnitedHealth Group or its Compensation and Human Resources Committee otherwise determine, with consent of Executive to continue vesting of the Supplemental Employee Retirement Plan and to defer its payout, Executive shall be entitled to begin receiving payments under the Supplemental Employee Retirement Plan described in Section 2(g) as of the date of retirement.

                  (iii) Executive shall be entitled to continue participation in the health care coverage as provided in Section 3(j) below and all other life insurance or other employee benefit plans of UnitedHealth Group established under Section 2(f) of this Agreement to the extent permitted by applicable law and the terms and conditions of those plans. UnitedHealth group shall for a period of thirty-six months following the effective date of the termination (A) continue to pay disability coverage premiums or provide disability coverage on a self-funded basis for Executive and his dependents with UnitedHealth Group and Executive sharing the costs associated with such coverage as if Executive were still actively employed by UnitedHealth Group, and (B) maintain and pay the premiums with respect to the additional insurance policies provided for in Section 2(i). Executive shall continue to receive health care coverage as provided in Section 3(j) of this Agreement. If Executive cannot be covered under any of UnitedHealth Group's group plans or policies, UnitedHealth Group shall reimburse Executive for his full cost of obtaining comparable alternative group or individual coverage elsewhere, less any contribution that Executive would have been required to make under UnitedHealth Group's group plans or policies. Executive shall receive any benefits payable under
                           Section 2(f) of this Agreement within sixty days of such termination.

                  (iv) Any vesting requirements or other conditions that an employee or participant complete a longer period of service or employment as shall otherwise theretofore pertain to any of Executive's rights or benefits under all outstanding options (excluding the Special Option granted pursuant to Section 2(c) unless at the time of retirement the Board of Directors of UnitedHealth Group or its Compensation and Human Resources Committee determines it is appropriate in its discretion to vest all or a portion of the unvested Special Option Shares and excluding any option that specifies it will not vest in this particular instance) or any bonus, incentive compensation, deferred compensation, stock grant, restricted stock, or similar plans, from time to time implemented by UnitedHealth Group or its successor or assign, shall automatically terminate and be of no further force or effect. All such rights and benefits shall continue to be deemed to be fully vested and, as the case may be, subject to accrual, payment or exercise in full, or transfer (unless expressly non-transferable) without regard to such restrictions. Stock options or grants awarded Executive under any of UnitedHealth Group's stock option or grant or similar stock plans to the extent vested shall continue to be exercisable in accordance with their terms for a period of up to seventy-two months after termination of Executive's employment subject to earlier termination upon expiration of the option or grant in accordance with the terms of such option or grant.

                  (v) UnitedHealth Group shall provide Executive with office, secretarial, and administrative support reasonably customary for executives comparable to Executive and shall provide Executive with use of company aircraft for personal business to the same extent Executive could so use such aircraft for personal business prior to termination, all for a period of thirty-six months following termination of employment.

                  (vi) All accrued and unpaid vacation to the date of termination shall be paid to Executive.

                  (vii) In the event the payments, the acceleration of vesting of stock options or the provision of any other benefits under this Agreement are "parachute payments" within the meaning of, and the regulations, rulings and procedures under, Sections 280G and 4999 of the Code or other related or successor sections and provisions of the Code at any time applicable thereto, and become subject to excise taxes under
                           Section 4999 of the Code, UnitedHealth Group will pay Executive the amount of such excise taxes plus all federal, state, and local taxes applicable to UnitedHealth Group's payment of such excise taxes, including any additional excise taxes due under
                           Section 4999 of the Code with respect to payments made pursuant to this Section 3(d)(v). All determinations required by this Section 3(f), upon termination of Executive's employment and at UnitedHealth Group's sole expense, shall forthwith be made by UnitedHealth Group's regularly engaged independent public accounting firm. In determining the amount of excise tax which would be payable by Executive pursuant to Section 4999 of the Code, such accounting firm shall take into consideration and apply all non-includible, excludable and exempt amounts of compensation in accordance with Section 280G of the Code. The parties shall cooperate fully by promptly providing such accounting firm all information required to complete such determinations. Such determinations shall be set forth in a written statement and analysis thereof issued by such accounting firm which shall be promptly furnished to and shall be binding upon the parties. In the event Executive is subject to any audit with respect to the amount of such excise taxes, Executive and UnitedHealth Group will mutually cooperate in contesting such audit; provided that UnitedHealth Group will pay the cost of such contest and will reimburse Executive on an after tax basis for any additional excise taxes payable as a result of such audit and for any income taxable to Executive as a result of UnitedHealth Group paying the cost of such audit and any additional excise taxes. In the event any such audit results in a refund of excise taxes paid, Executive will turn over the refund to

                           UnitedHealth Group less any income taxes incurred by Executive in respect of the receipt of the refund.

         (g) TERMINATION OF EMPLOYMENT BY EXECUTIVE WITHOUT GOOD REASON. If Executive's employment with UnitedHealth Group is terminated by Executive under Section 3(b)(iii) without Good Reason prior to the end of the term of this Agreement then upon the termination of Executive's employment:

                  (i) For a period of twenty-four months following the effective date of the termination of employment, Executive shall receive bi-weekly payments equal to 1/26 of Executive's annualized Cash Compensation. In the event of any anticipated tax law change during the payment period that would increase Executive's taxes on such income, Executive may elect to take and receive his remaining compensation under this Section 3(g)(i), discounted at an interest rate of 4% per annum to the present value thereof, in a single lump sum payable within thirty days after written request therefor setting forth such anticipated tax law change.

                  (ii) The percentage of Cash Compensation paid pursuant to the Supplemental Employee Retirement Plan contemplated by Section 2(g) shall be determined as of the date of termination. Payments under such plan shall commence on the second anniversary of the termination date.

                  (iii) Executive's participation in the life insurance or other employee benefit plans of UnitedHealth Group shall terminate in accordance with applicable law and those plans' terms and conditions. Executive shall continue to receive health care coverage as provided in Section 3(j) of this Agreement. Executive shall receive any benefits payable under Section 2(f) of this Agreement, within sixty days of such termination.

                  (iv) Any stock options or grants awarded Executive under any of UnitedHealth Group's stock option or grant or similar stock plans shall cease to vest following the effective date of termination and, to the extent vested, shall be exercisable for up to thirty-six-months following the effective date of termination subject to earlier termination of the option or grant in accordance with the terms of such option or grant.

                  (v) All accrued and unpaid vacation to the date of termination shall be paid to Executive.

         (h) TERMINATION OF EMPLOYMENT IN THE EVENT OF DEATH. If Executive's employment with UnitedHealth Group is terminated under Section 3(b)(iv) due to the death of Executive prior to the end of the term of this Agreement then upon the termination of Executive's employment:

                  (i) For a period of twenty-four months following Executive's death, Executive's beneficiaries shall receive bi-weekly payments equal to 1/26 of Executive's annualized Cash Compensation. In the event of any anticipated tax law change during the payment period that would increase Executive's taxes on such income, Executive's beneficiaries may elect to take and receive his remaining compensation under this Section 3(h)(i), discounted at an interest rate of 4% per annum to the present value thereof, in a single lump sum payable within thirty days after written request therefor setting forth such anticipated tax law change.

                  (ii) The Cash Compensation payable pursuant to the Supplemental Employee Retirement Plan contemplated by
                           Section 2(f) shall commence.

                  (iii) Executive's beneficiaries shall be entitled to receive all proceeds from the life insurance provided in accordance with this Agreement and any benefit payable under Section 2(f) of this Agreement. Executive's spouse and children shall continue to receive health care coverage as provided in Section 3(j) of this Agreement.

                  (iv) Any stock options or grants awarded Executive under any of UnitedHealth Group's stock option or grant or similar stock plans (excluding the Special Option granted pursuant to Section 2(c) and any other option that specifies it will not vest in this particular instance) shall vest immediately upon Executive's death and shall be exercisable by Executive's beneficiaries for up to thirty-six-months following the effective date of termination subject to earlier termination of the option or grant in accordance with the terms of such option or grant.

                  (v) All accrued and unpaid vacation to the date of termination shall be paid to Executive's estate.

         (i) TERMINATION OF EMPLOYMENT IN THE EVENT OF PERMANENT DISABILITY. If Executive's employment with UnitedHealth Group is terminated under
              Section 3(b)(iv) due
              to the Permanent Disability of Executive prior to the end of the term of this Agreement then:

                  (i) For a period of twenty-four months, Executive shall receive bi-weekly payments equal to 1/26 of Executive's annualized Cash Compensation. In the event of any anticipated tax law change during the payment period that would increase Executive's taxes on such income, Executive may elect to take and receive his remaining compensation under this Section 3(i)(i), discounted at an interest rate of 4% per annum to the present value thereof, in a single lump sum payable within thirty days after written request therefor setting forth such anticipated tax law change.

                  (ii) The Cash Compensation payable pursuant to the Supplemental Employee Retirement Plan contemplated by
                           Section 2(f) shall be determined as of, and the payments shall commence on, the second anniversary of the termination date.

                  (iii) Executive shall be entitled to receive health care coverage in accordance with Section 3(j) of this Agreement and disability benefits provided under any other employee benefit plans or compensation policies of UnitedHealth Group to executive officers of similar rank in accordance with applicable law and those plans' terms and conditions. Executive shall receive any benefits payable under Section 2(f) of this Agreement within sixty days of such termination.

                  (iv) Any stock options or grants awarded Executive under any of UnitedHealth Group's stock option or grant or similar stock plans (excluding the special option granted pursuant to Section 2(c) and any other option that specifies it will not vest in this particular instance) shall vest immediately and shall be exercisable for up to thirty-six-months following the effective date of termination subject to earlier termination of such option or grant in accordance with the terms and conditions of such option or grant.

                  (v) All accrued and unpaid vacation to the date of termination shall be paid to Executive.

         (j) HEALTH CARE CONTINUATION COVERAGE. Notwithstanding any other provision of this Agreement to the contrary, if Executive is terminated other than for Cause pursuant to Section 3(b)(v), UnitedHealth Group shall continue to provide, at no cost to Executive, health care coverage for Executive and his wife for the remainder of their lives and for his children until they attain age 25, substantially as in effect on the date of termination. If Executive, his wife, or his children cannot be covered under any of UnitedHealth Group's group plans or policies, UnitedHealth Group shall reimburse Executive for his full cost of obtaining comparable alternative group or individual coverage elsewhere, less any contribution that Executive would have been required to make under UnitedHealth Group's group health plans or policies.

4.       PROPERTY RIGHTS, CONFIDENTIALITY, NON-SOLICIT AND NON-COMPETE
         PROVISIONS.

         (a) UNITEDHEALTH GROUP'S PROPERTY.

                  (i) Executive shall promptly disclose to UnitedHealth Group in writing all inventions, discoveries, and works of authorship, whether or not patentable or copyrightable, which are conceived, made, discovered, written, or created by Executive alone or jointly with another person, group or entity, whether during the normal hours of employment at UnitedHealth Group or on Executive's own time, during the term of this Agreement. Executive assigns all rights to all such inventions and works of authorship to UnitedHealth Group. Executive shall give UnitedHealth Group any of the assistance it reasonably requires in order for UnitedHealth Group to perfect, protect and use its rights to inventions and works of authorship.

                           This provision shall not apply to an invention, discovery, or work of authorship for which no equipment, supplies, facility, or trade secret information of UnitedHealth Group was used and which was developed entirely on the Executive's own time and which does not relate to the business of UnitedHealth Group, to UnitedHealth Group's anticipated research or development, or does not result from any work performed by Executive for UnitedHealth Group.

                  (ii) Executive shall not remove any records, documents, or any other tangible items (excluding Executive's personal property) from the premises of UnitedHealth Group in either original or duplicate form, except as is needed in the ordinary course of conducting business for UnitedHealth Group.

                  (iii) Executive shall immediately deliver to UnitedHealth Group, upon termination of employment with UnitedHealth Group, or at any other time upon UnitedHealth Group's request, any property, records, documents, and other tangible items (excluding Executive's personal property) in Executive's possession or control, including data incorporated in word processing, computer, and other data storage media, and all copies of such records, documents, and information, including all Confidential Information, as defined below.

         (b) CONFIDENTIAL INFORMATION. During the course of his employment Executive will develop, become aware of, and accumulate expertise, knowledge, and information regarding UnitedHealth Group's organization, strategies, business, and operations and UnitedHealth Group's past, current, or potential customers, providers, and suppliers. UnitedHealth Group considers such expertise, knowledge, and information to be valuable, confidential, and proprietary. For purposes of this Agreement, "Confidential Information" shall mean non-public information concerning the financial data, business strategies, product development (and proprietary product data), marketing plans, past, current, or potential customers, providers, and suppliers, and other proprietary information concerning UnitedHealth Group. During this Agreement and at all times thereafter, Executive shall not use such Confidential Information or disclose it to other persons or entities except as is necessary for the performance of Executive's duties for UnitedHealth Group or as has been expressly permitted in writing by UnitedHealth Group. Provided, however, that the foregoing covenant shall not apply to any information possessed by Executive prior to his employment by UnitedHealth Group, or to any information which is in or has entered the public domain or has been disclosed within any industry segment in which UnitedHealth Group or any subsidiary or affiliated company of UnitedHealth Group operates by or pursuant to the authority of UnitedHealth Group or any subsidiary or affiliated company of UnitedHealth Group.

         (c) NON-SOLICITATION. During (i) the term of this Agreement, (ii) any period for which Executive is receiving payments under Sections 3(d), 3(e), 3(f), or 3(g) of this Agreement, notwithstanding any lump-sum payment that Executive might receive under any such Section, (iii) any period following the termination of this Agreement in which Executive remains employed by UnitedHealth Group, and (iv) for a period of one year after the last day of the latest of any period described in (i), (ii) or (iii), Executive shall not directly or indirectly attempt to hire away any then-current employee of UnitedHealth Group or a subsidiary of UnitedHealth Group or to persuade any such employee to leave employment with UnitedHealth Group.

         (d)  NON-COMPETITION.

                  (i) During the term of this Agreement and ending one year after the later of (A) any period for which Executive is receiving payments under Section 3(d), 3(e), 3(f), or 3(g) of this Agreement, notwithstanding any lump-sum payment that Executive might receive under any such Section or (B) the last day in which Executive remains employed by UnitedHealth Group following termination of this Agreement (the "Restriction Period"), Executive shall not directly or indirectly solicit, divert, or take away from UnitedHealth Group, or attempt to solicit, divert, or take away from UnitedHealth Group, the business of any person, partnership, company, or corporation with which UnitedHealth Group, or any subsidiary or affiliated company thereof in which UnitedHealth Group has a more than 20% equity interest (the "UnitedHealth Group Companies"), has established a business or customer relationship; PROVIDED, HOWEVER, that this Section 4(d)(i) shall apply only to the business(es) in which UnitedHealth Group or any of the UnitedHealth Group Companies were engaged prior to or planned to be engaged in within six months after the termination of this Agreement.

                  (ii) During the Restriction Period, without UnitedHealth Group's prior written consent, Executive shall not engage or participate, either individually or as an employee, consultant or principal, partner, agent, trustee, officer or director of a corporation, partnership, or other business entity, in any business in which UnitedHealth Group or any of the UnitedHealth Group Companies is engaged; PROVIDED, HOWEVER, that this Section 4(d)(ii) shall apply only to businesses whose primary business is in competition with a material business of UnitedHealth Group as of the date of termination of this Agreement.

                  (iii) Except as otherwise set forth below in Section 4(d)(iv), Executive's obligations under this Section 4(d) shall remain in effect only so long as UnitedHealth Group continues to make the payments and provide the benefits specified in Section 3(d), 3(e), 3(f), or 3(g) notwithstanding any lump sum payment that Executive might receive under any such Section (though UnitedHealth Group shall have no option to discontinue such payments on its own).

                  (iv) The provisions of this Section 4(d) shall terminate one year after the date of termination of this Agreement if Executive (A) elects not to receive any further payments and benefits specified in Section 3(d), 3(e), 3(f), or 3(g), (B) pays to UnitedHealth Group an amount equal to (1) any profits realized by Executive upon the exercise of UnitedHealth Group stock options (with profits equaling the spread between the exercise price and the fair market value at the close of business on the respective date of exercise) that are accelerated pursuant to any such Section, but only to the extent such options would not otherwise have vested prior to exercise had Executive remained an employee of UnitedHealth Group, multiplied by (2) the percentage of the period of time pursuant to any such Section 3(d) for which this Section shall no longer remain in effect, and (C) reimburses UnitedHealth Group for that portion of any single lump sum payment Executive received pursuant to any such Section which represents the period of time for which this Section shall no longer remain in effect.

5.       MISCELLANEOUS.

         (a) DEFINITIONS.  For purposes of this Agreement:

                  (i) "Cash Compensation" means the sum of Executive's base annual compensation together with Executive's incentive compensation as hereinafter determined. In determining base annual compensation, the greater of $1,600,000 or the Executive's highest annualized base salary shall be used. Executive's incentive compensation shall equal the average incentive compensation actually earned by Executive for the two years preceding the date of determination for which an incentive determination has been made. Notwithstanding the foregoing, if Executive's severance compensation is paid pursuant to Sections 3(e) or 3(f), then Executive's incentive compensation will equal the greater of the amount determined in accordance with this paragraph or an amount Executive would have been paid at Executive's then target level. In any event, incentive compensation shall include the cash equivalent value at the time earned of any incentive compensation earned and paid or payable in Company Common Stock or other form of consideration. The Special Bonus paid pursuant to
                           Section 2(e) shall be treated as if it were incentive compensation received equally for 1997 and 1998.

                  (ii) "Cause" means (A) the willful and continued failure by Executive substantially to perform his duties hereunder (other than any such failure resulting from his disability or from termination by Executive for Good Reason), after a written demand for substantial performance is delivered to Executive that specifically identifies the manner in which Executive has not remedied such failure within a reasonable time after receipt of such written notice; (B) a violation of United's Code of Conduct that is materially detrimental to UnitedHealth Group and that Executive has not remedied within a reasonable time after receipt of a written notice from UnitedHealth Group that specifically identifies such violation;
                           (C) the conviction of Executive of a felony; or (D) any other willful and material breach of this Agreement by Executive that Executive has not remedied within a reasonable time after receipt of a written notice from UnitedHealth Group that specifically identifies such breach. For purposes of this paragraph, no act, or failure to act, on Executive's part will be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of UnitedHealth Group.

                  (iii) "Change in Control" means (A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of common stock of UnitedHealth Group (the "Outstanding Common Stock"); (B) individuals who, as of the date hereof, constitute UnitedHealth Group's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the UnitedHealth Group Board of Directors, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by UnitedHealth Group's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; (C) the approval by the stockholders of UnitedHealth Group of a reorganization, merger or consolidation, in each case, with respect to which the beneficial owners of the Outstanding Common Stock immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than two-thirds of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation; or (D) the approval by the stockholders of UnitedHealth Group of (i) a complete liquidation or dissolution of UnitedHealth Group or (ii) the sale or other disposition of all or substantially all of the assets of UnitedHealth Group.

                  (iii) "Confidential Information" shall have the meaning set forth in Section 4(b).

                  (iv) "Permanent Disability" means Executive's inability by reason of accident, illness, or injury to perform any of the principal duties, responsibilities, or functions of Executive's employment for a period of 180 days or such shorter period as provided in the policy for the Supplemental Long-Term Disability Benefit.

                  (v) "Good Reason" means (A) the assignment to Executive of any duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated by Section 1 or any other action by UnitedHealth Group which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by UnitedHealth Group promptly after receipt of notice thereof given by Executive; (B) the failure by UnitedHealth Group to elect Executive to the position of the Chairman and Chief Executive Officer and as a member of the Board of Directors or any other action by UnitedHealth Group which results in the diminution of Executive's position, authority, duties, or responsibilities, excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by UnitedHealth Group promptly after receipt of notice thereof given by Executive; (C) any failure of UnitedHealth Group to pay base salary or incentive compensation or to grant Annual Options in accordance with Section 2(a), (b) and (d) or any failure by UnitedHealth Group to maintain or provide the plans, programs, policies and practices, or benefits described in Section 4(f),
                           (g), (h) and (i) on the most favorable basis such plans programs, policies and practices were maintained and benefits are provided to Executive on the Effective Date; (D) UnitedHealth Group's requiring Executive to be based at any office or location other than its principal executive offices at its current location in Minnetonka, Minnesota or within twenty-five miles of such current location, except for travel reasonably required in the performance of the Executive's responsibilities; (E) any purported termination by UnitedHealth Group of Executive's employment otherwise than as expressly permitted by this Agreement; (F) any other material breach of this Agreement by UnitedHealth Group that is not remedied within a reasonable time after written notice from Executive to UnitedHealth Group that specifically identifies such breach; or (G) any failure by UnitedHealth Group to comply with and satisfy Section 5(b) of this

                           Agreement. For purposes of the definition of "Good Reason," any good faith determination of "Good Reason" made by the Executive on or after the Change of Control Date shall be conclusive.

                  (vi)     "Spouse" shall have the meaning set forth in Section
                           2(g).

         (b) ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal and personal representatives, heirs, successors, and assigns, but may not be assigned by either party (except by operation of law upon death or disability of Executive) without the prior written consent of the other party, provided that any assignment by UnitedHealth Group shall not relieve UnitedHealth Group of its obligations under this Agreement. UnitedHealth Group will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent that UnitedHealth Group is required to perform under this Agreement if no such succession had taken place. As used in this Agreement, "UnitedHealth Group" shall mean each as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.


         (c) NOTICES. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, to the party to receive the same at the address set forth below or at such other address as may have been furnished by proper notice.

              UnitedHealth Group:           300 Opus Center
                                            9900 Bren Road East
                                            Minnetonka, MN 55343
                                            Attn: General Counsel

                       Executive:

         (d) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to its subject matter and may be amended or modified only by a subsequent written amendment executed by the parties. This Agreement replaces and supersedes any and all prior employment or employment related agreements and understandings, including any letters or memos which may


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

              have been construed as agreements, between Executive and UnitedHealth Group or any of its subsidiaries and affiliated companies.

         (e) CHOICE OF LAW. This Agreement shall be construed and interpreted under the applicable laws and decisions of the State of Minnesota.

         (f) WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver; nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy.

         (g) ADEQUACY OF CONSIDERATION. Executive acknowledges and agrees that he has received, prior to or contemporaneously with the Effective Date, adequate consideration from UnitedHealth Group to enter into this Agreement.

         (h) DISPUTE RESOLUTION AND REMEDIES. Any dispute arising between the parties relating to this Agreement or to Executive's employment by UnitedHealth Group shall be resolved by binding arbitration held in the City of Minneapolis pursuant to the Rules of the American Arbitration Association, except as hereinafter expressly modified. If the disputing and responding parties are unable to agree upon a resolution within forty-five business days after the responding party's receipt of written notice from the disputing party setting forth the nature of the dispute, within the following ten business days the disputing and responding parties shall select a mutually acceptable single arbitrator to resolve the dispute or, if the parties fail or are unable to do so, each shall within the following ten business days select a single arbitrator, and the two so selected shall select a third arbitrator within the following ten business days. Such single arbitrator or, as the case may be, panel of three arbitrators acting by majority decision, shall resolve the dispute within sixty days after the date such arbitrator, or the last of them so selected, is selected, or as soon thereafter as practicable. If either party refuses or fails to select an arbitrator within the time therefor, the other party may do so on such refusing or failing party's behalf. The arbitrators shall have no power to award any punitive or exemplary damages or may construe or interpret but shall not ignore or vary the terms of this Agreement and shall be bound by controlling law. The parties acknowledge that Executive's failure to comply with the Confidentiality, Non-Solicit and Non-Compete provisions of this Agreement will cause immediate and irreparable injury to UnitedHealth Group and that therefore the arbitrators, or a court of competent jurisdiction if an arbitration panel cannot be immediately convened, will be empowered to provide injunctive relief, including temporary or preliminary relief, to restrain any such failure to comply. The party not prevailing in the proceeding shall bear the costs and expenses thereof, including without limitation, the reasonable attorneys' fees of the prevailing party. The arbitration award or other resolution may be entered as a judgment at the request of the prevailing party by any court of competent jurisdiction in Minnesota or elsewhere.

         (i) SURVIVAL. The provisions of Sections 2(f), 2(i), 3(c)-3(j), 4 and 5 shall survive any termination of this Agreement pursuant to
              Section 3(b).


THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.


UNITEDHEALTH GROUP                          WILLIAM W. MCGUIRE, M.D.

By______________________________            _________________________________

Date____________________________            Date_____________________________


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